Exhibit A



Jefferson Fund Group Trust

Jefferson Growth & Income Fund



The actual aggregate sales price for which the shares were sold and the actual redemption price of the shares redeemed by the Registrant during the fiscal year ended October 31, 1995, and the calculation of the registration fee pursuant to Rule 24f-2(c) of the Investment Company Act of 1940, is set forth below.







Number of Shares - Class A Common Stock   127,361

Number of Shares - Class B Common Stock	  13,245



Aggregate Sales Price of Portfolio Securities Sold in Reliance
Upon 24f-2

Class A Common Stock  $1,273,808

Class B Common Stock  $132,304

Total of Class A and Class B  $1,406,112



Aggregate Redemption Price of Portfolio Securities Redeemed
During Fiscal Year

Class A Common Stock  0

Class B Common Stock  0



Aggregate Price of Portfolio Securities Reinvested During Fiscal
Year

Class A Common Stock  0

Class B Common Stock  0



Aggregate Sales Price of Portfolio Securities on Which Fee Will
Be Based

Class A Common Stock  $1,273,808

Class B Common Stock  $132,304

Total of Class A and Class B  $1,406,112



No portion of the aggregate redemption price has been applied by Registrant pursuant to Rule 24e-2(a), in a filing made pursuant to Section 24(e)(1) of the Investment Company Act of 1940. Pursuant to Rule 24f-2(c) of the Investment Company Act of 1940, the registration fee with respect to the Jefferson Growth & Income Fund's Shares is calculated as follows:



				$1,406,112/5000=$281.22